Exhibit 10.55

Certain identified information has been excluded from the exhibit because it is both not material and would likely cause competitive harm to the registrant if publicly disclosed.

DATED THE 3 September 2018

BETWEEN

BROOGE PETROLEUM AND GAS INVESTMENT COMPANY FZC

(the “Employer”)

AND

AUDEX FUJAIRAH LL FZE

(the “Contractor”)

THE CONTRACT AGREEMENT

This Contract Agreement is made in the Year 2018 on the Date 3 September 2018

BETWEEN

(1)	Brooge Petroleum and Gas Investment Company FZC, Registration No. 13-FZC-1117, a free zone company existing in Fujairah and having its principal place at P.O. Box 50170, Fujairah, U.A.E (the -Employer”); and

(2)	Audex Fujairah LL FZE, Registration No. 07-FZE-651, a company established in Fujairah Free Zone, United Arab Emirates (UAE) and having its registered address at P.O. Box 5461, Fujairah UAE (The “Contractor”) and principal place of business at Block C, Fujairah Free Zone - 1, P.O. Box 5461, Fujairah UAE.

each a “Party” and collectively the “Parties”

WHEREAS

The Employer desires that the works (as defined at Clause 2 (Contract Documents) of this Contract Agreement as stated below) hereinafter referred to as (the “Works”), the design and construction execution and completion of the Works and remedying any defects therein in conformity with the provisions of the Contract of 8 Nos. of new oil storage tanks and related facilities at Fujairah Oil Industry Zone, United Arab Emirates (the “Project”) shall be undertaken by the Contractor and the Contractor has agreed to undertake the Works in accordance with the terms of the Contract (as defined in the General and Particular Conditions of Contract).

NOW IT IS AGREED as follows:

1..	DEFINITIONS

In this Contract Agreement, words and expressions shall have the same meanings as are assigned to them in the General Conditions of Contract and Particular Conditions unless the context otherwise requires.

2.	CONTRACT DOCUMENTS

The documents forming the Contract are to be taken as mutually explanatory of one another and deemed to form and be construed as part of the Contract. For the purposes of interpretation, and unless otherwise agreed by the parties in writing, the priority of the documents shall be in accordance with the following sequence:

(a)	this Contract Agreement;

(b)	the Particular Conditions of Contract (the” Particular Conditions”) annexed hereto at Schedule 1. Any Addendum to this Contract to be mutually agreed in writing and signed by both the Employer and the Contractor;

(c)	Employer’s Requirements covering the Scope of Works, as annexed hereto at Schedule 2 comprising the following:

(i)	BPGIC Fujairah Terminal — Employer’s Requirement Document No. MUCOG-152903- ER-001 Rev 2 dated 07 February 2017 prepared by MUC Oil & Gas Engineering Consultancy (“MUCOG”);

(ii)	Approved Vendor List Doc. No. MUCOG-142901-VL-001, Dated 25-02-2015 and Audex Proposed List in Phase 1 Contract;

(iii)	Soil Investigation Report (Report No SD16000057 Rev.01, Dated 25th December 2016).

(d)	The FIDIC Conditions of Contract for EPC/Turnkey Projects, First Edition, 1999 (“General Conditions”);

(e)	the Contractor’s Proposal as per annexed hereto at Schedule 3.

(f)	Baseline Programme annexed hereto at Schedule 4 (to be issued by the Contractor in 4 weeks after the Commencement Date)

(g)	Bond Format annexed hereto at Schedule 5, including:

1)	Part 1: Format of Performance Bond

2)	Part 2: Format of Advance Payment Bond

3)	Part 3: Format of Retention Bond

4)	Part 4: Format of Warranty Bond;

(h)	Technical and Commercial Qualification List annexed hereto at Schedule 6

3.	CONTRACT PRICE

3.1	In consideration of the payments to be made by the Employer to the Contractor as hereinafter mentioned; the Contractor hereby covenants with the Employer to design execute and complete the Works and remedy any defects therein in conformity with the provisions of the Contract. The purpose, scope, design and/or other technical criteria for the Works to be undertaken by the Contractor pursuant to this Contract are set out in the documents referred to in Clause 2(c) above (the “Scope of Works”), which, for the avoidance of doubt, shall be deemed to be a document entitled “Employer’s Requirements” defined at the General Conditions.

3.2	The Employer hereby covenants to pay the Contractor, in consideration of the design execution and completion of the Works and the remedying of any defects, the Contract Price of .

                                                                            , hereinafter referred to as (the “Contract Price”).

3.3	With reference to sub clause 14.1 of the General Conditions; the Contract Price shall be on a lump sum basis subject to such adjustments as allowed under the Contract.

3.4	The Contract Price shall be paid in United States Dollars (“USD”).

3.5	Notwithstanding any clause to the contrary in the Contract, all amounts required to be paid by the Employer to the Contractor under the Contract shall be paid to such account or accounts opened under the Contractor’s name at such bank or banks as the Contractor may, in its sole discretion designate from time to time.

4.	COMMENCEMENT DATE

The commencement date is 10th September 2018.

5.	PARTIES’ REPRESENTATIVES

5.1	The Employer’s Representative shall be or such other person as may be appointed in accordance with the provisions of the Sub-Clause 3.1 of the General Conditions.

5.2	The Contractor’s Representative shall be , or such other person as may be appointed in accordance with the provisions of the Sub-Clause 4.3 of the General Conditions.

6.	ASSIGNMENT, NOVATION OR TRANSFER

Save that the Employer may assign, novate or transfer the Contract or any rights or benefits arising under the Contract to First Abu Dhabi Bank for the financing of the Project without the prior written approval of the Contractor provided prior written notice is given to the Contractor, the Parties are not entitled to assign, novate or transfer this Contract or any rights or benefits arising under this Contract without the prior written approval of the other party, whose approval shall not be unreasonable withheld.

7.	CONFIDENTIALITY

7.1	Each of the Employer and the Contractor undertakes hereto to keep the contents of this Contract and any information obtained relating to this Contract confidential. Such information includes but not limited to each party’s business, documents, data, clients, Project details, affairs or any information obtained directly or indirectly (“Confidential Information”) whether prior to, during or after the termination and/or the expiration of this Contract.

7.2	This Confidentiality clause and disclosure restrictions shall not apply to the following instances:

a)	If the information is already public through no fault of such party to this Contract;

b)	Disclosure by a party to its affiliates, staff, subcontractors, agents, representatives, advisors and/or any person engaged by that party for the purposes of the execution of this Contract, provided that all such persons are legally bound by this confidentiality clause;

c)	Disclosure required by applicable law, court order, or relevant governmental or regulatory authority (including but not limited to the Singapore Stock Exchange, London Stock Exchange) in UAE, UK or Singapore, or for the purposes of Arbitration;

d)	Disclosure by the Employer to a lender or other assignee or transferee of any rights and obligations of a lender or for the purposes of any Lender’s requirements or security, and/ or any potential equity investors provided that all such receiving parties are legally bound by this confidentiality clause.

8.	GOVERNING LAW

The validity and construction of the Contract shall be governed by and be construed in accordance with the laws of the DIFC (Dubai International Financial Centre) of the United Arab Emirates.

9.	RIGHTS OF THIRD PARTIES

Nothing in this Contract shall confer or purport to confer on any third party any benefit or the right to enforce any term of this Contract.

10.	INSURANCE

The Contractor shall effect and maintain insurance in accordance with Clause 18 of the General Conditions, and as amended and supplemented by the Particular Conditions of this Contract.

11.	PROFESSIONAL INDEMNITY

The Contractor shall provide the Employer with a Professional Indemnity for the design covering 60 months commencing at the date of the Taking-Over Certificate.

12.	CONTRACTOR’S PROJECT MANAGEMENT

Contractor shall seek the Employer’s approval for its nominated Project Manager, and the Employer shall have the right to request the Contractor to change the Project Manager to a more qualified individual in case of any underperformance noted during his management period.

In witness whereof the parties hereto have caused this Contract Agreement to be executed the day and year first before written in accordance with their respective laws of their respective countries and delivered this Contract Agreement on the date above written.

For and on behalf of Brooge Petroleum and Gas

Investment Company FZC

(Company Stamp)	N. L. Paardenkooper	/s/ N. L. Paardenkooper
Signed By:	Name (In Block)

	CEO	Signature
Designation

In the presence of Witness	ANITa CoUtinho
Name (In Block)

/s/ Anita Coutinho
	Passport No:	Signature
Address

For and on behalf of Audex Fujairah LL FZE

(Company Stamp)	Robert Dompeling	/s/ Robert Dompeling
Signed By:	Name (In Block)

	Director	Signature
Designation

In the presence of Witness	Tan TECk SENG
Name (In Block)
/s/ Tan Teck Seng
Signature
Address